EXPLANATORY NOTE

This Amendment No. 1, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by Red Oak Capital Fund IV, LLC on November 19, 2019 (the “Original Filing”) is being filed solely to include various exhibits required by Form 1-A. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and the exhibits referenced therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund IV, LLC

(2)(a)	Certificate of Formation of Red Oak Capital Fund IV, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Fund IV, LLC*

(3)(a)	Form of Indenture between Red Oak Capital Fund IV, LLC and UMB Bank, N.A.

(3)(b)	Form of Series A Bond

(3)(c)	Form of Series B Bond

(3)(d)	Form of Series Ra Bond

(3)(e)	Form of Series Rb Bond

(3)(f)	Form of Pledge and Security Agreement

(4)	Subscription Agreement*

(11)(a)	Consent of UHY LLP

(11)(b)	Consent of Kaplan, Voekler, Cunningham & Frank, PLC**

(12)	Opinion of Kaplan, Voekler, Cunningham & Frank, PLC regarding legality of the Bonds

_____________
*Previously filed
** Included with the legal opinion provided pursuant to item (12)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids of Michigan on December 27th of 2019.

RED OAK CAPITAL FUND IV, LLC,
a Delaware limited liability company

By:            Red Oak Capital GP, LLC,
                  a Delaware limited liability company
Its:             Sole Member

By:            Red Oak Capital Group, LLC,
                  a Delaware limited liability company
Its:            Sole Member

By:            /s/ Chip Cummings
Name:       Chip Cummings
Its:            Manager

By:            /s/ Joseph Elias
Name:       Joseph Elias
Its:            Manager

By:            /s/ Kevin Kennedy
Name:       Kevin Kennedy
Its:            Manager

By:       /s/ Chip Cummings
Name:  Chip Cummings
Its:       Chief Executive Officer of the Sole Member of the Manager
            (Principal Executive Officer)

By:       /s/ Jason Anderson
Name:  Jason Anderson
Its:        Chief Financial Officer of the Sole Member of the Manager
            (Principal Financial Officer and Principal Accounting Officer)

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